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                                                                    Exhibit 23.6


[Allen&Gledhill Logo]                                ONE MARINA BOULEVARD #28-00
                                                                SINGAPORE 018989
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
WRITER'S NAME : Yang Ing Loong / Christopher Tan Teow Hin      TEL             : +65 6890 7188
DIRECT TEL    : +65 6890 7815 / 7845                           FAX             : +65 6327 3800
DIRECT FAX    : +65 6438 4335                                  EFS MAILBOX ID  : ale7001, ale7003
DIRECT E-MAIL : yang.ingloong@allenandgledhill.com             E-MAIL          : inquiries@allenandgledhill.com
                christopher.tan@allenandgledhill.com           WEBSITE         : www.allenandgledhill.com
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OUR REF  : YIL/CTTH/2003001410
YOUR REF :


12 May 2004

SHANDA INTERNET DEVELOPMENT CO., LTD         BY OVERSEAS COURIER &
No. 1 Intelligent Office Building,           FAX - 8621 5298 5500
Zhangjiang Micro-Electronics Harbor,
No. 690 Bibo Road,
Pudong New Area,
Shanghai 201203,
P.R.C.



Dear Sirs

ARBITRATION WITH WEMADE AND ACTOZ
ICC NO. 12806/TE/MW


1. We consent to the use of and references to our name in the prospectus included in the registration statement on Amendment No. 3 to Form F-1, filed by Shanda Interactive Entertainment Limited with the United States Securities and Exchange Commission on May 7, 2004 under the Securities Act of 1933, as amended, only in the following manner and no other:-


          Under the heading "Legal Proceedings":


          We have appointed Allen & Gledhill, a Singapore law firm, to act on our behalf with respect to this arbitration.


          Based on advice obtained from Allen & Gledhill we believe we have valid defenses to Wemade's counterclaims made against us in the arbitration except, however, with respect to two counterclaims raised by Wemade on February 13, 2004 in connection with allegations relating to modifying "patch programs" and a "transfer service" from Mir II to Woool. Allen & Gledhill is currently unable to express any view regarding these counterclaims because Wemade's submission to the arbitrator does not describe them in sufficient detail.


          and under the heading "Experts":


          The description of the ICC arbitration in Singapore in this prospectus under the caption "Business - Legal Proceedings" has been reviewed and confirmed by our Singapore counsel, Allen & Gledhill, of One Marina Boulevard #28-00, Singapore 018989, as experts in such matters, and is included herein in reliance upon such review and confirmation.




Yours faithfully

/s/ Allen & Gledhill

Allen & Gledhill